                  RETIREMENT PLAN CUSTODIAL SERVICES AGREEMENT


         THIS AGREEMENT is made and entered into as of November 17, 2000, by and between each registered investment company ("the Funds") listed on Schedule A hereto as it may be amended from time to time (herein referred to individually and collectively as the "Company" or "Companies"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

         WHEREAS, Company desires to name a custodial trustee without discretionary trust powers and/or a custodian (in either or both capacities a "Custodian") for individual retirement accounts, simplified employee pension plans, 403(b)(7) custodial accounts and defined contribution retirement plans (whether or not "qualified" under the Internal Revenue Code of 1986 ("Code") and whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")) (all such accounts and plans are herein referred to collectively as "Plans") which Company sponsors, or may hereafter sponsor, for participants to invest solely in shares of the Company's investment portfolio or portfolios; and

         WHEREAS, State Street is willing to serve as Custodian with respect to Plans approved by State Street, but only on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. State Street shall serve as Custodian for Plans sponsored by the Company which State Street approves as hereinafter provided. Company and State Street agree to evidence their agreement for State Street to act as such with respect to each Plan approved by State Street by executing a Retirement Plan Custodial Services Confirmation substantially in the form attached hereto as Exhibit A ("Confirmation"), and each party agrees to execute such further documents evidencing such agreement as may be reasonably requested by either party from time to time. As to each Plan, the "Effective Date" for purposes hereof shall be the date specified as such in the Confirmation for such Plan. State Street certifies that it is qualified to act as Custodian for the Plans under the requirements of the Code.

         2. No Plan shall provide for State Street to serve as Custodian for any assets whatsoever other than shares of the Company. In no event shall any Plan provide for State Street (i) to have or exercise any discretionary authority or discretionary control whatsoever respecting management of the Plan or any authority or control respecting management or disposition of any assets of the Plan; (ii) to render or have authority or responsibility to render investment advice with respect to any moneys or other property of any Plan; or (iii) to have or exercise any discretionary authority or discretionary responsibility in the administration of any Plan. No Plan shall provide for State Street to be, and in no event shall State Street be deemed to be, a "fiduciary" as defined in ERISA.

         3. State Street shall serve as Custodian with respect to the Company only during such period of time as the Company maintains its shareholder accounts and records on the computerized mutual fund recordkeeping system of DST Systems, Inc. (the "System"). State Street shall at all times have full access to and use of all accounts and records relating to accounts on which State Street is named custodian or trustee and which are maintained on the System for purposes of performing its duties and obligations as such custodian or trustee. In addition, State Street, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with the terms of the Plans and any other applicable governing documents, all applicable requirements of law and all applicable accounting standards. Company hereby irrevocably authorizes and instructs DST Systems, Inc. ("System Provider") to provide such access to State Street and to permit State Street to make use of such accounts and records upon demand. The Company irrevocably acknowledges and agrees that State Street may appoint agents and subcontractors with respect to servicing such accounts. If a party appoints an agent or delegates its responsibilities under this Agreement, in whole or in part, such party shall remain responsible for the performance of such responsibilities. The provisions of this paragraph shall continue after the termination of System and other services provided by System Provider to the Company for so long as such access to and use of such accounts and records may be reasonably required by State Street for the purposes stated above. Further, Company shall deliver to State Street a

Consent and Authorization substantially in the form attached hereto as Exhibit
B. State Street's agreement to serve as Custodian hereunder shall not be effective as to the Company until State Street has received such Consent and Authorization executed by the Company.

         4. Company shall submit to State Street for approval all Plans for which Company wishes for State Street to serve as Custodian, including any and all related application forms, adoption agreements, transfer request forms, disclosure statements, Plan loan-related documents, beneficiary designation forms and any other Plan-related documents ("Plan Documents"), and any and all amendments, modifications and supplements thereto which Company may propose to use from time to time. State Street shall not become the Custodian of any Plan unless and until it has approved the applicable Plan Documents in writing as evidenced by its execution of the Confirmation referencing the same, and State Street shall not be deemed to have accepted and agreed to any subsequent amendment, modification or supplement to any Plan Document unless and until it has approved the same in writing. State Street's review and approval of all Plan Documents and any and all amendments, modifications and supplements thereto is solely for State Street's benefit, and Company shall bear full responsibility for the form and content thereof and compliance with all applicable laws, rules and regulations, as amended from time to time. Company shall be responsible for acquiring, at Company's sole expense, Internal Revenue Service determination letters ("IRS Letters") with respect to all Plans for which such determination letters are required by the Code and shall promptly provide State Street copies thereof.

         5. Company shall be solely responsible for all costs and expenses (i) of preparing, printing and distributing all Plan Documents and amendments, modifications and supplements thereto, including but not limited to costs and expenses necessary in order to comply with new or amended laws, rules and regulations, or (ii) related to or arising from any merger, reorganization, dissolution, termination or other organizational change involving any Plan or Company.

         6. With respect to all existing and future Plans (if any) in existence with enrolled participants prior to the Effective Date with respect thereto, in the event an additional registered investment company is to be added to Schedule A or a registered investment company is reorganized into one of the Companies listed on Schedule A:

                  (i) Company, at its sole expense, shall in a timely manner obtain the removal or resignation of any prior trustee or custodian, modify and amend Plan Documents as necessary to name State Street as Custodian and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

                  (ii) Except as provided in the next paragraph, Company, at its sole expense, shall cause to be prepared, mailed, distributed and filed all tax reports, information returns and other documents required by the Code with respect to Plan accounts ("Returns"), and shall cause to be withheld and paid all taxes relating to such accounts, with respect to the portion of the calendar year during which the Effective Date occurs which is prior thereto.

                  (iii) Provided that State Street consents to do so in writing, State Street shall cause to be prepared, mailed, distributed and filed all Returns for the calendar year in which the Effective Date occurs; provided, however, that Company shall provide or cause to be provided to State Street all necessary information with respect to the portion of such year prior to the Effective Date. State Street shall be entitled to rely on the accuracy and completeness of such information with no duty to investigate or verify the same, and Company shall indemnify and hold harmless State Street from and against, any and all losses, liabilities, claims, demands, actions, suits and expenses (including reasonable attorneys fees and penalties and other sums assessed by any federal, state or local governmental agency including the Internal Revenue Service and the United States Department of Labor ("Government Authority")) arising out of or resulting from any error, omission, inaccuracy or other deficiency therein. Company, at its sole expense, shall cause to be withheld and paid all taxes relating to such accounts with respect to the portion of the calendar year during which the Effective Date occurs which is prior thereto.

                  (iv) If and to the extent necessary to permit performance of all duties and obligations of the Custodian, Company, at its sole expense, shall transfer or cause to be transferred onto the System to the maximum extent possible, and shall otherwise deliver or cause to be delivered to the transfer agent or other agent(s) which will perform shareholder account recordkeeping and servicing functions with respect to Plan accounts after the Effective Date, all relevant records previously maintained with respect to the accounts of participants in such Plans.

                  (v) State Street shall have no responsibility for, and Company shall, except to the extent (if any) prohibited by ERISA, indemnify and hold harmless State Street from and against, any and all losses, liabilities, claims, demands, actions, suits and expenses (including reasonable attorneys fees and penalties and other sums assessed by any Government Authority) arising out of or resulting from (a) any acts, omissions or errors of any previous trustee or custodian, including but not limited to its failure to file or mail any Returns, withhold or pay any taxes, or file any schedules or other required information, (b) any error, omission, inaccuracy or other deficiency in the Plan participant account records or other relevant records created and maintained prior to the Effective Date, or (c) costs and expenses of enforcing Company's obligations and agreements hereunder.

         7. As compensation for its services as Custodian as provided for in this Agreement, the Company agrees that State Street shall be paid the fees set forth in Exhibit C attached hereto, as the same may be amended from time to time by mutual agreement of the parties.

         8. Subject to any longer notice periods required by the Plan Documents, Company may remove State Street, and State Street may resign, as Custodian of any or all the Plans by providing sixty (60) days written notice to the other party. In the event of such removal or resignation, this Agreement shall terminate and Company, at its sole expense, shall in a timely manner appoint a successor trustee or custodian, modify and amend Plan Documents as necessary to delete all references to State Street, and give all notices, obtain all approvals and take such other steps as may be required in connection therewith under the Plan Documents and applicable laws, rules and regulations.

         9. Except to the extent (if any) prohibited by ERISA, and except to the extent resulting from the negligence or willful misconduct of State Street, Company shall indemnify and hold harmless State Street from and against any and all losses, liabilities, claims, demands, actions, suits and expenses whatsoever (including reasonable attorneys fees, penalties and other sums assessed by any Government Authority, and all costs and expenses of enforcing Company's obligations and agreements hereunder) arising out of, resulting from or in connection with (i) the Plans and Plan Documents, (ii) the appointment of and service by State Street as Custodian therefor, (iii) any acts, omissions or errors of any successor trustee or custodian (including but not limited to its failure to file or mail any Returns, reports, schedules or other required documentation, or withhold or pay any taxes) or of any Plan administrator, co-trustee or other fiduciary, (iv) any instructions given by or on behalf of the Company, or any policies, procedures or practices adopted or followed by the Company or the Company's transfer or other shareholder servicing agent(s) (other than State Street), with respect to shareholder account recordkeeping and servicing which impacts Plan accounts, or (v) the failure of Company to perform any of its obligations hereunder.

         10. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the Commonwealth of Massachusetts, without reference to the conflicts of laws principles thereof.

         11. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the other, such consent not to be unreasonably withheld, except to entities controlled by, under common control with or controlling the assigning party, provided that such assignee has financial capacity at least equal to that of the assignor. The foregoing restriction on assignment shall not preclude either party from appointing agents and delegating responsibilities hereunder to such agents. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         12. The provisions for indemnification extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement. All rights and remedies of each party hereunder shall be cumulative of all other rights and remedies which may be available to such party.


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

         13. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

         16. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Company and State Street.

         17. This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the Companies listed on Schedule A as it may be amended by the parties, and no Company shall be responsible or liable for any of the obligations of any other Company under this Agreement, notwithstanding anything to the contrary contained herein.

         18. State Street acknowledges that all shareholder accounts and records are confidential information, and State Street represents that State Street will maintain the confidentiality of the information and will use the information solely for the purposes for which the information is disclosed.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.


                                             STATE STREET BANK AND TRUST COMPANY


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------


                                             THE FUNDS LISTED ON SCHEDULE A


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                   SCHEDULE A

                     LIST OF INVESTMENT COMPANIES (10/2000)


BERGER GROWTH FUND, INC., A MARYLAND CORPORATION

BERGER GROWTH AND INCOME FUND, INC., A MARYLAND CORPORATION

BERGER INVESTMENT PORTFOLIO TRUST, A DELAWARE BUSINESS TRUST

         Series:           Berger Mid Cap Growth Fund
                           Berger Mid Cap Value Fund
                           Berger Small Company Growth Fund
                           Berger New Generation Fund
                           Berger Select Fund
                           Berger Balanced Fund
                           Berger Information Technology Fund

BERGER WORLDWIDE FUNDS TRUST, A DELAWARE BUSINESS TRUST

         Series:           Berger International Fund
                           Berger International CORE Fund
                           International Equity Fund

BERGER OMNI INVESTMENT TRUST, A MASSACHUSETTS BUSINESS TRUST

         Series:           Berger Small Cap Value Fund

                                    EXHIBIT A

                 RETIREMENT PLAN CUSTODIAL SERVICES CONFIRMATION


THIS CONFIRMS THAT THE FUNDS LISTED ON SCHEDULE A (herein referred to individually and collectively as the "Company" or "Companies") has designated, and hereby designates, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with offices at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), as custodial trustee without discretionary trust powers/ custodian under the Traditional, Roth, Education, SEP and Simple individual retirement accounts/403(b) plans/qualified plans ("Plans") sponsored by Company, which are created and governed by the following described Plan documents:

         Berger Funds Universal IRA Information Kit (2/1999)

         Berger Funds Simple IRA Kit (10/1999)
         Berger Funds 403(b)(7) Plan Kit (5/2000)
         Berger Funds Money Purchase Pension and Profit Sharing Plans (Amended
            7/1994)

State Street has accepted, and hereby accepts, such appointment and certifies that it is qualified to act as such under the applicable provisions of the Internal Revenue Code of 1986, as amended.

This agreement is made under and subject to the terms of that certain Retirement Plan Custodial Services Agreement by and between Company and State Street dated as of November 17, 2000 (the "Agreement"), which is hereby incorporated herein by reference.

The Effective Date of this agreement for purposes of the Agreement shall be November 17, 2000.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized officers.

                                             STATE STREET BANK AND TRUST COMPANY


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------


                                             THE FUNDS LISTED ON SCHEDULE A


                                             By:
                                                -------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                    EXHIBIT B

                            CONSENT AND AUTHORIZATION


In consideration of State Street Bank and Trust Company ("State Street") serving as custodian and/or custodial trustee for the Accounts (as hereinafter defined), the undersigned registered investment companies agree that State Street shall at all times have full access to and use of all accounts and records relating to Accounts which are maintained on the computerized mutual fund shareholder recordkeeping system of DST Systems, Inc. ("System Provider") for purposes of performing its duties and obligations as such custodian and/or custodial trustee. In addition, State Street, its auditors and accountants, and to the extent required by law its regulatory authorities, shall have full access at all times to all such accounts and records for purposes of audit, examination, and testing and verifying compliance with all applicable requirements of law, all applicable accounting standards, and the terms of the retirement plan documents, trust and custody agreements and other applicable governing documents relating to the Accounts.

System Provider is hereby authorized and instructed to provide such access to State Street and to permit State Street to make use of such accounts and records upon demand. The undersigned acknowledges and agrees that System provider may serve as agent and sub-contractor of State Street with respect to the Accounts.

The provisions of this Consent and Authorization shall continue after the termination of System and other services provided by System Provider to the undersigned for so long as such access to and use of such accounts and records may be reasonably required by State Street.

The term "Accounts" shall mean all individual retirement accounts, simplified employee pension plan accounts, 403(b)(7) custodial accounts, Keogh accounts, defined contribution retirement plan accounts and other accounts of any type for which State Street may from time to time be named as custodian or trustee which contain shares issued by the undersigned investment companies.

This Consent and Authorization is irrevocable in every respect, shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of State Street and System Provider and their respective successors and assigns.



                                                  THE FUNDS LISTED ON SCHEDULE A


                                                  By:
                                                     --------------------------

                                                  Name:
                                                       ------------------------

                                                  Title:
                                                        -----------------------

                                    EXHIBIT C

                                  FEE SCHEDULE


Retirement accounts annual maintenance fee charged to account holders: $12 per fund account, with a maximum of $24 per social security number.